Pro Forma Condensed Combined Financial Statement

On February 25, 2010, we completed a “reverse acquisition” transaction, in which we entered into a securities exchange agreement (the “Exchange Agreement”) with Gamers Factory, Inc., a Maryland corporation (“Gamers” or the “Company”) and, for certain limited purposes, its stockholders. Pursuant to the Exchange Agreement, the shareholders of Gamers transferred all of the issued and outstanding shares of common stock of Gamers to us in exchange for 7,090,000 newly issued shares of our common stock (the “Transaction”). At the time of the Transaction, our corporate name was City Language Exchange, Inc. Following the merger, we changed our name to Game Trading Technologies, Inc. (“GTT”) and our trading symbol to “GMTD.OB.” As a result of the Transaction, Gamers became our wholly-owned subsidiary, with Gamers’ former shareholders acquiring a majority of the outstanding shares of our common stock. In connection with the Transaction, we completed the closing of a private placement for aggregate gross proceeds of $3,900,000 in units, each unit consisting of one share of our series A convertible preferred stock and a warrant to purchase one share of our common stock to accredited and institutional investors pursuant to the terms of a Securities Purchase Agreement, dated as of February 25, 2010.

The following presents our unaudited pro forma financial information as of December 31, 2009 and for the year ended December 31, 2009 and 2008. The unaudited pro forma financial information is for informational purposes only and does not purport to present what our results would actually have been had these transactions actually occurred on the dates presented or to project our results of operations or financial position for any future period.

Gamers Factory, Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheet
December 31, 2009

	City Language Exchange, Incorporated	Gamers Factory, Inc.	Notes	Pro Forma Adjustments	Pro Forma Combined
Assets:

Cash and cash equivalents	$2,101	$641,088	b	$2,277,834	$2,921,023
Accounts receivable, gross					-
Less: Allowance for doubtful accounts					-
Accounts receivable - net		2,383,688			2,383,688
Inventories		2,897,432			2,897,432
Deferred Income Taxes					-
Loan Receivable	242,500		c	(242,500)	-
Prepaid Expenses			b	300,000	300,000
Assets of discontinued operation					-
Other					-

Total Current Assets	244,601	5,922,208		2,335,334	8,502,143

Property and equipment, net	164	109,984			110,148

Deferred financing costs		258,325	b	(258,325)	-

Total Assets	244,765	6,290,517		2,077,009	8,612,291

Liabilities and Stockholders' Equity

Current Liabilities:
Line of credit					-
Accounts payable		4,253,396			4,253,396
Accounts payable--Related Party	947				947
Accrued expenses and other		60,534	c	7,500	68,034
Advance from Officer		-			-
Note payable-Vision Opportunity	250,000		b	(250,000)	-
Note payable-Bridge City language		250,000	c	(250,000)	-
Note Payable - St. Cloud					-
Note Payable Stockholder- current portion					-
Note Payable - Subordinated payable - current portion		263,046	b	(263,046)	-
Note payable - TW development LLC - related party		408,424			408,424
Liabilities of discontinued operation		88,921			88,921
					0
Total Current Liabilities	250,947	5,324,321		(755,546)	4,819,722

Long Term Liabilities
Line of credit		1,800,000			1,800,000
Subordinated note payable		700,000	b	(700,000)	-
Warrant redemption liability		281,935	b	(281,935)	-
less: Current maturities of long term debt		(263,046)	b	263,046	-
Total Long-Term Liabilities	-	2,518,889		(718,889)	1,800,000

Total Liabilities	250,947	7,843,210		(1,474,435)	6,619,722

Equity

Preferred Stock	-	-	b	195	195
Common stock	3,595	31,450	a	(34,216)	829
					-
Additional paid-in capital	$156,939	58,918	a&b	3,767,305	3,983,162
Accumulated earning/deficit	(166,716)	(1,643,061)	a&b	(181,840)	(1,991,617)
Stockholders' Equity	(6,182)	(1,552,693)		3,551,444	1,992,569

Total Liabilities and Stockholders' Equity	$244,765	$6,290,517		$2,077,009	$8,612,291

See Notes to Unauidted Pro Forma Consolidated Financial Statements

Gamers Factory, Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Statements of Operations
For the Year Ended December 31, 2009

	City Language Exchange, Incorporated	Gamers Factory, Inc.	Notes	Pro Forma Adjustments	Pro Forma Combined

Net sales		$36,700,731			$36,700,731
Cost of Sales		30,684,084			30,684,084
Gross Profit	-	6,016,647			6,016,647

Operating expense:
Selling, general and administrative	51,008	4,290,550	b	348,556	4,690,114
Depreciation expense	1,185				1,185
Operating income	(52,193)	1,726,097		(348,556)	1,325,348

Other income (expense):
Other income		14,401			14,401
Interest expense

Total other income(expense)	-	14,401			14,401

Income(loss) before income taxes	(52,193)	1,740,498		(348,556)	1,339,749

Provision for income taxes

Income (loss) from continuing operations	(52,193)	1,740,498		(348,556)	1,339,749

Net income (loss) per common share from Continuing Operations:
Basic & Diluted	$(0.00)	$0.55			$0.16
Diluted	$(0.00)	$0.55			$0.16

Weighted average common shares outstanding:
Basic & Diluted	35,945,000	3,145,000		(30,800,000)	8,290,000

See Notes to Unauidted Pro Forma Consolidated Financial Statements

Gamers Factory, Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Statements of Operations
For the Year Ended December 31, 2008

	City Language Exchange, Incorporated	Gamers Factory, Inc.	Pro Forma Adjustments	Pro Forma Combined

Net sales	$156	$17,122,540		$17,122,696
Cost of Sales		13,388,536		13,388,536
Gross Profit	156	3,734,004		3,734,160

Operating expense:
Selling, general and administrative	53,209	3,253,423		3,306,632
Depreciation expense	336			336
Operating income	(53,389)	480,581		427,192

Other income (expense):
Other income	-	-
Other expense	-	-		0

Total other income(expense)	0	0		0

Income(loss) before income taxes	(53,389)	480,581		427,192

Provision for income taxes		10,254		10,254

Income (loss) from continuing operations	(53,389)	470,327		416,938

Net income (loss) per common share from Continuing Operations:
Basic & Diluted	$(0.00)	$0.15		$0.05

Weighted average common shares outstanding:
Basic & Diluted	35,945,000	3,145,000	(30,800,000)	8,290,000

See Notes to Unauidted Pro Forma Consolidated Financial Statements

Pro Forma Adjustments

The preceding unaudited condensed combined consolidated pro forma balance sheets have been prepared as if the share exchange Transaction was completed on December 31, 2009;  the preceduing unaudited condensed combined consolidated pro forma statements of operations have been prepared as if the share exchange transaction was completed, respectively, on January 1, 2009 and  January 1, 2008. The following pro forma adjustments:

(a)           This adjustment reflects  the share exchange  between our company and Gamers Factory, Inc. resulting total 8,290,000 shares of common stock outstanding after the merger.

(b)        The adjustment reflects the aggregate gross proceeds of $3,900,000, with net cash proceed of $2,277,834 after direct expenses, relating to the 1,950,000 shares of series A convertible preferred stock sold in the private placement.

(c)        This adjustment eliminates the intercompany debt and related accrued expense.

Income (loss) Per Share from Continuing Opearations

Pro forma basic and diluted shares outstanding include the weighted average number of common shares outstanding for Gamers Factory, Inc. during the respective periods, in addition to the common stock issued as a result of the share exchange assuming they had been issued at the beginning of the period. The common stock issued in connection with the share exchange Transaction is assumed to be outstanding for the entire period presented.